Exhibit 99.1

Antigenics Reports First Quarter 2005 Financial Results and Recent Highlights

    NEW YORK--(BUSINESS WIRE)--May 5, 2005--Antigenics Inc. (NASDAQ:
AGEN) reported results today for the quarter ended March 31, 2005. The company incurred a net loss attributable to common stockholders of $18.2 million, or $0.40 per share, basic and diluted. This is compared with a net loss attributable to common stockholders in the first quarter of 2004 of $17.4 million, or $0.41 per share, basic and diluted. Research and development expenses were $11.3 million in the first quarter of 2005, compared with $10.9 million for the same period in 2004. The increased loss reflects the continued progress of the company's clinical product candidates, including Oncophage(R) (HSPPC-96), Antigenics' lead product candidate, and an increase in professional fees relating to preparations for the potential commercialization of Oncophage. Cash, cash equivalents and short-term investments amounted to $114.1 million on March 31, 2005.
    "As we await the data from Part 1 of our Phase 3 renal cell carcinoma trial, we are readying Antigenics for the next steps, including a potential global filing of Oncophage in RCC if the regulatory agencies in the United States, Canada and Europe concur," said Garo H. Armen, PhD, chairman and CEO of Antigenics. "We expect that the total number of events necessary to trigger final analysis will be achieved during the third quarter of 2005. Our RCC trial is designed to demonstrate a significant clinical benefit to patients treated with Oncophage postsurgery."

    Recent Highlights

    -- Antigenics has successfully concluded discussions with the FDA regarding the analytical validations for the potency tests used to release Oncophage for clinical investigation.

    -- Antigenics has been preparing for global filing (eCTD) of Oncophage for renal cell carcinoma, assuming the results from the 800-patient, Phase 3 Part 1 trial are positive and that various regulatory agencies concur with the company's approval strategy.

    -- The company has initiated Part 2 of the Phase 3 RCC trial, which will potentially enroll 600 patients if the trial design remains unchanged after analysis of data from Part 1.

    -- Antigenics has completed toxicology studies with the new formulation of Aroplatin(TM). The company expects to submit an amendment to the Aroplatin IND by mid-year in order to start clinical trials with the improved new formulation shortly thereafter.

    -- The company has commenced retrospective potency testing of the Oncophage lots used in Part 1 of the Phase 3 clinical trial for RCC.

    -- Antigenics is expanding commercial development activities, including publication planning, growing the company's network of key opinion leaders, and developing a speakers bureau and reimbursement strategy.

    -- A new Enterprise Resource Planning system has been implemented to establish a strong framework for manufacturing and commercializing the company's personalized products.

    Conference Call Information

    Antigenics executives will host a conference call at 11:00 a.m. ET today. To access the live call, dial 888.271.9082 (domestic) or
706.679.7741 (international); the access code is 5671279. The call will also be webcast and will be accessible from the company's website at www.antigenics.com/webcast/. A replay will be available approximately two hours after the call through midnight ET on May 12, 2005. The replay number is 800.642.1687 (domestic) or 706.645.9291
(international), and the access code is 5671279. The replay will also be available on the company's website approximately two hours after the live call.

    About Antigenics

    Antigenics is working to develop personalized immunotherapeutics and revolutionary treatments for cancers and infectious diseases. The company's lead product candidate is Oncophage (HSPPC-96), a late-stage, personalized cancer vaccine being evaluated in several indications, including renal cell carcinoma and metastatic melanoma. Antigenics' portfolio of investigational products also includes AG-858 (HSPPC-70), a personalized cancer vaccine in Phase 2 development; two Phase 2 liposomal cancer treatments, Aroplatin and ATRA-IV; and AG-702/AG-707, a Phase 1 genital herpes program.

    This press release contains forward-looking statements, including statements regarding the timing for, and results of, final analysis of
Part 1 of our Phase 3 renal cell carcinoma trial, potential filings with regulatory agencies, potential commercialization of Oncophage, the filing of an amended IND for Aroplatin, and the initiation of a new clinical study of that compound. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, the results from our clinical trials; the need for and extent of additional clinical trials; decisions by regulatory agencies; timing and results of preclinical studies; and the factors described in our Form 10-K as filed with the Securities and Exchange Commission on March 31, 2005. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics' business and securities, investors should give careful consideration to these risks and uncertainties.


              Summary Consolidated Financial Information

         Condensed Consolidated Statements of Operations Data
                 (in thousands, except per share data)
                              (unaudited)

                                       Three months ended March 31,
                                           2005             2004
                                       ------------   --------------


Revenue                                       $120             $110

Operating expenses:
Research and development                    11,304           10,946
General and administrative                   6,800            5,545
                                       ------------   --------------
Operating loss                             (17,984)         (16,381)

Other income (expense), net                    (19)             151

                                       ------------   --------------
Loss from continuing operations            (18,003)         (16,230)

Loss from discontinued operations                -             (925)

                                       ------------   --------------
Net loss                                   (18,003)         (17,155)

Dividends on Series A convertible
 preferred stock                              (198)            (198)

                                       ------------   --------------
Net loss attributable to common
 stockholders                             $(18,201)        $(17,353)
                                       ============   ==============

Per common share data:
Loss from continuing operations, basic
 and diluted                                $(0.40)          $(0.38)
Net loss per share from discontinued
 operations, basic and diluted                  $-           $(0.02)
Net loss attributable to common
 stockholders, basic and diluted            $(0.40)          $(0.41)
Weighted average number of common
 shares outstanding, basic and diluted      45,563           42,778



               Condensed Consolidated Balance Sheet Data
                            (in thousands)
                              (unaudited)

                                          March 31,     December 31,
                                            2005           2004
                                       ------------   ----------------

Cash, cash equivalents and short-term
 investments                              $114,064          $86,921
Total assets                               161,983          133,058
Total stockholders' equity                  88,174          106,443

    CONTACT: Antigenics Inc.
             Investor Relations:
             Jack Howarth, 212-994-8244
             jhowarth@antigenics.com
             or
             Corporate Communications:
             Sunny Uberoi, 212-994-8206
             suberoi@antigenics.com